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                                                               Exhibit 99.23(j)

BRIGGS
BUNTING &
DOUGHERTY, LLP
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Certified Public Accountants and Business Advisors




                         CONSENT OF INDEPENDENT AUDITORS




We have issued our report dated October 17, 2001, accompanying the September 30, 2001 financial statements of Eastern Point Advisors Funds Trust (comprising the Eastern Point Advisors Twenty Fund) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.
                                           /s/ Briggs, Bunting & Dougherty, LLP

                                               BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
JANUARY 3, 2002